PROXY

EVERGREEN UTILITIES AND HIGH INCOME FUND

COMMON SHARES

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 11, 2009

You may obtain a copy of this proxy statement, the accompanying Notice of Annual Meeting of Shareholders, the proxy card and the Annual Report of the Fund for the period ended August 31, 2009 without charge by visiting the Web site indicated on your proxy card.

This Proxy is solicited on behalf of the Board of Trustees of Evergreen Utilities and High Income Fund for the Annual Meeting of Shareholders.

                The undersigned, revoking any previously executed proxies, hereby appoints Catherine F. Kennedy, Michael H. Koonce, Lloyd Lipsett, Brian J. Montana, Kevin J. Ouellette and Maureen E. Towle, or each of them acting individually, as proxies of the undersigned, each with full power of substitution, to represent and vote all of the common shares of the Fund that the undersigned would be entitled to vote at the 2009 Annual Meeting of Shareholders of Evergreen Utilities and High Income Fund to be held at the offices of Evergreen Investments, 26th Floor, 200 Berkeley Street, Boston, Massachusetts  02116-5034 on December 11, 2009 at 10:00 a.m. Eastern time, and at any and all adjournments thereof.

                Please call (866) 492-0863 if you would like directions on how to attend the Meeting and vote in person.

                Receipt of the Notice of Meeting and the accompanying Proxy Statement, which describes the matters to be considered and voted on, is hereby acknowledged.

(Continued, and to be signed on other side)

The common shares represented by this proxy will be voted as specified in the following Item 1, but if you return a signed proxy card but no choice is specified, they will be voted FOR the election of the four (4) persons named below as nominee Trustees under “Election of Trustees (Proposal 1).”  If any nominee for any reason becomes unable to serve or is unwilling to serve or for good cause will not serve, the persons named as proxies on the other side of this proxy card will vote for the election of such other person or persons as they may consider qualified.  The Board of Trustees has no reason to believe that any of the four (4) nominee Trustees will be unable or unwilling to serve.

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                  votes as in this X                                                                                                                                                                                                                           Please mark your

                X             Please mark your

                                votes as in this

                                example.

1. ELECTION OF TRUSTEES
Nominees: William W. Pettit David M. Richardson Dr. Russell A. Salton, III Richard K. Wagoner
[ ] FOR all nominees (except as marked to the contrary below*)
[ ] WITHHOLD AUTHORITY to vote for all nominees

(*INSTRUCTION:  To withhold authority to vote for any individual nominee, write the name of the nominee(s) below.)

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2. In their discretion, the proxies are authorized to vote upon any other business which may properly come before the meeting or any adjournment thereof.

SIGNATURE(S)__________________________________________________________________________ DATE_____________, 2009.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

If any other matters about which the Fund did not have timely notice properly come before the meeting, authorization is given to the proxy holders to vote in accordance with the views of management of the Fund.

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                                                                                                                PLEASE SIGN AND RETURN

                                                                                                                THIS PROXY CARD IN THE

                                                                                                                ENCLOSED ENVELOPE.

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